Exhibit 99.1

Shattuck Labs Announces Closing of up to $103 Million Private Placement and Appointments to Board of Directors

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Aggregate net proceeds from private placement expected to fund SL-325 through multiple Phase 2 clinical trials, including in Inflammatory Bowel Disease (IBD) and potentially another autoimmune disease –

–	Pro forma cash and cash equivalents, assuming full exercise of common stock warrants, expected to fund planned operations into 2029 –

–	Industry expert Dan Baker, M.D., and OrbiMed representative Mona Ashiya, Ph.D., appointed to the Board of Directors -

AUSTIN, TX and DURHAM, NC, August 26, 2025 – Shattuck Labs, Inc. (Shattuck) (Nasdaq: STTK), a biotechnology company pioneering the development of novel therapeutics targeting tumor necrosis factor (TNF) superfamily receptors for the treatment of patients with inflammatory and immune-mediated diseases, today announced the closing of Shattuck’s recently announced private placement of up to approximately $103 million, led by OrbiMed. Proceeds from the financing, assuming full exercise of common stock warrants, are expected to fund operations into 2029 and advance SL-325 through multiple clinical milestones, including placebo controlled, randomized, Phase 2 trials.

In association with the closing of the financing, Shattuck also announced the appointment of two new members to its Board of Directors (the Board): Daniel Baker, M.D., industry expert, and Mona Ashiya, Ph.D., Member at OrbiMed. As part of this transition, Directors Tyler Brous, Carrie Brownstein, M.D., Michael Lee, and Kate Sasser, Ph.D., have stepped down from the Board.

“Our recent clearance for the SL-325 IND, closing of the private placement, and Board additions mark an important repositioning of Shattuck as an immunology and inflammation focused organization,” said Taylor Schreiber, M.D., Ph.D., Chief Executive Officer of Shattuck. “We believe SL-325 is a potentially first-in-class DR3 blocking antibody with the potential for superior efficacy and reduced immunogenicity relative to TL1A-blocking antibodies. We are grateful to our outgoing Directors, Dr. Carrie Brownstein, Dr. Kate Sasser, Michael Lee, and Tyler Brous, for their longtime support of Shattuck and this transition. We are very pleased to welcome Dr. Dan Baker, M.D., who brings more than 20 years of industry leadership experience, having contributed to the development of Remicade, Simponi and Stelara while serving as the VP of Immunology and Disease Area Stronghold Leader at Johnson & Johnson/Janssen, and also Dr. Mona Ashiya, Ph.D., an accomplished biotechnology industry expert and Member at OrbiMed, to our Board of Directors.”

“I look forward to leveraging my immunology and drug development background to help advance a novel DR3 blocking antibody as part of Shattuck’s Board of Directors and working with management to execute on its exciting development program in inflammatory bowel disease,” said Dr. Baker. “With SL-325 entering a Phase 1 trial this quarter, I am excited about the multiple data read outs ahead and the opportunity to help guide the program towards proof-of-concept studies.”

“I am pleased to be joining the Shattuck Board of Directors and share the Company’s strong commitment to improving outcomes for patients with immune-mediated diseases,” said Dr. Ashiya, General Partner of OrbiMed.

Daniel Baker, M.D.

Dr. Baker has over 20 years of drug development experience in the pharmaceutical industry. He currently serves as the interim Chief Development Officer at Cue Biopharma. He has also served as Chief Executive Officer and Founder of KiRa Biotech Pty Ltd., a biotechnology company, and as Venture Partner at OneVentures Investments Australia, a venture capital firm, since 2019. From 2000 to 2019, he served as Vice President, Immunology R&D at Johnson & Johnson (Janssen/Centocor) where he oversaw clinical development of Remicade, Simponi and Stelara and contributed to more than 15 regulatory approvals in the US, Europe and Japan. Following his retirement from Janssen in 2019, Dr. Baker served as CEO and founder of Kira Therapeutics and more recently as Executive Director on the board of Galapagos Therapeutics from April 2022 until October 2024. Dr. Baker received his Medical Degree from the University of Pennsylvania and completed his Medical Residency at Hershey Medical Center and Fellowship in Rheumatology and Immunology at the University of Pennsylvania, followed by a Research Fellowship in Rheumatology at Mass General Hospital.

Mona Ashiya, Ph.D.

Dr. Ashiya is currently a Member at OrbiMed Advisors LLC, an investment firm, where she has served in various roles of increasing responsibility since 2010. She currently serves on the boards of directors of Disc Medicine, Inc. (NASDAQ: IRON) and several private companies. Dr. Ashiya received her B.A. from the University of California, Berkeley and her Ph.D. in Cellular, Molecular and Developmental Biology from the University of Pittsburgh.

About SL-325

SL-325 is a potential first-in-class Death Receptor 3 (DR3) blocking antibody designed to achieve a complete and durable blockade of the clinically validated DR3/TL1A pathway. Shattuck’s preclinical studies demonstrate high affinity binding and superior activity over TL1A antibodies and offer a data-driven rationale for targeting the TNF receptor, DR3, versus its ligand, TL1A. Shattuck expects to commence a Phase 1 clinical trial in healthy volunteers in the third quarter of 2025.

About Shattuck Labs, Inc.

Shattuck Labs, Inc. (Nasdaq: STTK) is a biotechnology company specializing in the development of potential treatments for autoimmune/inflammatory diseases. The Company is developing a potentially first-in-class antibody for the treatment of inflammatory bowel disease (IBD) and other inflammatory autoimmune diseases. Shattuck’s expertise in protein engineering and the development of novel TNF receptor agonist and antagonist therapeutics come together in its lead program, SL-325, a potential first-in-class DR3 antagonist antibody designed to achieve a more complete blockade of the clinically validated DR3/TL1A pathway. The Company has offices in both Austin, Texas and Durham, North Carolina. For more information, please visit: www.ShattuckLabs.com.

Forward-Looking Statements

Certain statements in this press release may constitute “forward-looking statements” within the meaning of the federal securities laws, including, but not limited to, Shattuck’s expectations regarding: the aggregate amount of proceeds to be received from the private placement, including whether the common stock warrants will be exercised and provide the Company with additional capital; the use of proceeds from the private placement; expectations regarding the timing for enrollment of and dosing of patients in the Phase 1 trial for SL-325; the anticipated timing for completion of the Phase 1 trial for SL-325; expectations regarding the results of the Phase 1 trial for SL-325; the potential Phase 2 clinical trials for SL-325; Shattuck’s development strategy and related milestones; the efficacy and immunogenicity of SL-325; the potential of SL-325 as a first-in-class DR3 blocking antibody; the potential indications that Shattuck may pursue for SL-325; and the time period over which our capital resources will be sufficient to fund the Company’s anticipated operations. Words such as “may,” “might,” “will,” “objective,” “intend,” “should,” “could,” “can,” “would,” “expect,” “believe,” “design,” “estimate,” “predict,” “potential,” “develop,” “plan” or the negative of these terms, and similar expressions, or statements regarding intent, belief, or current expectations, are forward-looking statements. While the Company believes these forward-looking statements are reasonable, undue reliance should not be placed on any such forward-looking statements, which are based on information available to the Company on the date of this release. These forward-looking statements are based upon current estimates and assumptions and are subject to various risks and uncertainties (including, without limitation, those set forth in Shattuck’s filings with the Securities and Exchange Commission (SEC)), many of which are beyond the Company’s control and subject to change. Actual results could be materially different. Risks and uncertainties include: global macroeconomic conditions and related volatility; expected results of the Company’s preclinical studies, clinical trials and research and development programs; expectations regarding the timing, completion and outcome of the Company’s clinical trials; the unpredictable relationship between preclinical study results and clinical study results; the timing or likelihood of regulatory filings and approvals; Shattuck’s expectations regarding the overall benefit of the strategic prioritization of its pipeline; liquidity and capital resources; and other risks and uncertainties identified in Shattuck’s Annual Report on Form 10-K for the year ended December 31, 2024, and subsequent disclosure documents filed with the SEC. The Company claims the protection of the Safe Harbor contained in the Private Securities Litigation Reform Act of 1995 for forward-looking statements. The Company expressly disclaims any obligation to update or alter any statements whether as a result of new information, future events or otherwise, except as required by law.

The Company intends to use the investor relations portion of its website as a means of disclosing material non-public information and for complying with disclosure obligations under Regulation FD.

Investor & Media Contact:

Conor Richardson

Vice President of Investor Relations

Shattuck Labs, Inc.

InvestorRelations@shattucklabs.com